Exhibit 99.1

Contact:
Matt Eichmann
740-549-6067
matt.eichmann@greif.com
Greif Reports First Quarter 2020 Results
DELAWARE, Ohio (February 26, 2020) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced first quarter 2020 results.
First Quarter Highlights include (all results compared to the first quarter of 2019 unless otherwise noted):

•	Net sales increased by $215.4 million to $1,112.4 million.

•	Gross profit increased by $49.8 million to $222.6 million.

•
Net income of $32.3 million or $0.55 per diluted Class A share increased compared to net income of $29.7 million or $0.51 per diluted Class A share. Net income, excluding the impact of adjustments(1), of $37.9 million or $0.64 per diluted Class A share decreased compared to net income, excluding the impact of adjustments, of $38.3 million or $0.65 per diluted Class A share. Adjusted EBITDA(2) increased by $41.1 million to $147.4 million.

•	Net cash provided by operating activities increased by $29.1 million to $19.5 million. Adjusted free cash flow(3) increased by $22.3 million to a use of $13.3 million.

“Greif’s performance in the first quarter was strong across all strategic priorities,” said Pete Watson, Greif’s President and Chief Executive Officer. “Adjusted EBITDA rose by 39% to $147.4 million, driven by strong performance in our Rigid Industrial Packaging & Services segment and the acquired Caraustar operations. Our internal customer satisfaction index score improved to an all-time high and we received several recognitions for our sustainability leadership. While we continue to face a challenging industrial market, our global Greif team is successfully managing those areas within our control to deliver strong performance.”

(1)
A summary of all adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are set forth in the Selected Financial Highlights table following the Company Outlook in this release.

(2)
Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement (income) charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.

(3)
Adjusted free cash flow is defined as net cash provided by (used in) operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for acquisition and integration related Enterprise Resource Planning (ERP) systems.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Customer Service
The Company's consolidated CSI(4) score was 93.9 during the fiscal first quarter 2020. Our long term objective is for each business to achieve a CSI score of 95.0 or greater.
CSI for the Rigid Industrial Packaging & Services segment was 93.7, or approximately 3% higher than the prior year quarter. CSI for the Flexible Products & Services segment was 93.6, which was flat compared to the prior year quarter. CSI for the Paper Packaging & Services segment fell by approximately 3% to 92.8, but excluding Caraustar operations would have been 95.6 and flat to the prior year quarter.
Sustainability
The Company continues to make strong strides towards enhancing its sustainability performance. During the first fiscal quarter 2020, the Company received the following recognitions related to sustainability leadership:

•
MSCI upgraded the Company's Environmental, Social and Governance (ESG) rating to “A” from “BBB.” The "A" rating reflects Greif's concerted efforts towards reducing its environmental impact and advancing responsible business practices. This is the highest rating achieved by the Company to date.

•
Newsweek named Greif to its 2020 list of America’s Most Responsible Companies for the first time. The list of 300 companies was compiled from a detailed analysis of more than 2,000 public companies, honoring businesses that give back to the communities in which they operate and excel in corporate social responsibility and citizenship efforts.

In addition, in early February 2020, the non-profit organization CDP (formerly the Carbon Disclosure Project) awarded Greif a Supplier Engagement Rating (SER) of “A” as a part of their annual climate change assessment of companies globally. This rating earned the Company a position on the Supplier Engagement Leaderboard, which consists of the top 3% of 4,800 companies assessed by CDP for their actions and strategies to reduce emissions and manage climate risks in their supply chain.
Accounting Standard Changes
On November 1, 2019, the Company adopted Accounting Standard Update 2016-02 Leases (Topic 842) and related updates. The update included significant changes to the accounting treatment for leases including the required capitalization of certain operating leases on the balance sheet and expanded disclosures. As of January 31, 2020, the Company's right of use asset and corresponding lease liabilities related to the capitalized operating leases were $327.2 million and $331.7 million, respectively. The adoption had no impact to the Company's net financial position, results of operations, or cash flows.
Segment Results (all results compared to the first quarter of 2019 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(5) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the first quarter of 2020 as compared to the prior year quarter for the business segments with manufacturing operations. Net sales from Caraustar’s primary products are not included in the table below, but will be included in the Paper Packaging & Services segment starting in the second quarter of fiscal 2020:

Net Sales Impact - Primary Products	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
	%	%	%
Currency Translation	(1.5)%	—	(1.5)%
Volume	(1.3)%	(8.6)%	(14.2)%
Selling Prices and Product Mix	(1.8)%	(7.0)%	1.8%
Total Impact of Primary Products	(4.6)%	(15.6)%	(13.9)%

Rigid Industrial Packaging & Services
Net sales decreased by $29.2 million to $568.7 million. Net sales excluding foreign currency translation decreased by $24.7 million primarily due to continued demand softness in the U.S. and APAC and lower average sale prices primarily due to contractual price adjustment mechanisms related to raw material price decreases, partially offset by strategic pricing actions.

Gross profit increased by $9.2 million to $107.8 million. The increase in gross profit was primarily due to the timing of contractual pass through arrangements for raw material price decreases.
Operating profit increased by $19.5 million to $42.8 million. Adjusted EBITDA increased by $13.8 million to $62.5 million primarily due to the same factors that impacted gross profit and a reduction in the segment's SG&A expense.
Paper Packaging & Services
Net sales increased by $256.4 million to $473.7 million. The increase in sales was primarily due to $288.2 million of contribution from the acquired Caraustar operations, partially offset by demand softness and lower published containerboard prices. The Company took approximately 21,000 tons of economic downtime across its containerboard operations during the quarter.
Gross profit increased by $46.2 million to $100.1 million. The increase in gross profit was primarily due to $57.4 million of contribution from the acquired Caraustar operations and lower old corrugated container input costs, partially offset by the same factors that impacted net sales.
Operating profit decreased by $2.8 million to $32.5 million. Adjusted EBITDA increased by $31.4 million to $77.9 million primarily due to $47.2 million of contribution from the acquired Caraustar operations, partially offset by the same factors that impacted gross profit and higher Caraustar related SG&A expense.
Flexible Products & Services
Net sales decreased by $12.1 million to $63.0 million. Net sales excluding foreign currency translation decreased by $11.0 million primarily due to continued demand softness in Western Europe.
Gross profit decreased by $5.1 million to $12.3 million primarily due to the same factors that impact net sales.
Operating profit decreased by $4.0 million to $2.0 million. Adjusted EBITDA decreased by $3.8 million to $4.1 million primarily due to the same factors that impacted net sales, partially offset by a reduction in the segment's SG&A expense.
Land Management
Net sales increased by $0.3 million to $7.0 million.
Operating profit decreased by $0.7 million to $1.9 million. Adjusted EBITDA decreased by $0.3 million to $2.9 million.
Tax Summary
During the first quarter, the Company recorded an income tax rate of 24.1 percent and a tax rate excluding the impact of adjustments of 24.3 percent. As previously disclosed, the application of FIN 18 may cause fluctuations in our quarterly effective tax rates. For Fiscal 2020, the Company expects its tax rate to range between 28-32 percent and its tax rate excluding adjustments to range between 27-31 percent.
Dividend Summary
On February 25, 2020, the Board of Directors declared quarterly cash dividends of $0.44 per share of Class A Common Stock and $0.66 per share of Class B Common Stock. Dividends are payable on April 01, 2020, to stockholders of record at the close of business on March 18, 2020.
Company Outlook

(in millions, except per share amounts)	Fiscal 2020 Outlook Reported at Q4	Fiscal 2020 Outlook Reported at Q1
Class A earnings per share before adjustments	$3.63 - $4.13	$3.55 - $3.91
Adjusted free cash flow	$245 - $285	$265 - $305
Note: 2020 Class A earnings per share and tax rate guidance on a GAAP basis are not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring-related activities; non-cash pension settlement (income) charges; or acquisition and integration costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal year 2020 Class A earnings per share before adjustments guidance or tax rate excluding the impact of adjustments guidance, both non-GAAP financial measures which exclude gains and losses on the disposal of businesses, timberland and properties, plants and equipment, non-cash pension settlement (income) charges, acquisition and integration costs, restructuring and impairment charges, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of 2020 adjusted free cash flow guidance to forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.

(4)	Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.

(5)
Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; linerboard, medium, corrugated sheets and corrugated containers; and 1&2 loop and 4 loop flexible intermediate bulk containers.

Conference Call
The Company will host a conference call to discuss the first quarter of 2020 results on February 27, 2020, at 8:30 a.m. Eastern Time (ET). To participate, domestic callers should call 833-231-8265. The Greif ID is 2086583. The number for international callers is +1-647-689-4110. Phone lines will open at 8:00 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: in industrial packaging, be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 40 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) we may not successfully implement our business strategies, including achieving our growth objectives, (iii) our level of indebtedness could adversely affect our liquidity, limit our flexibility in responding to business opportunities, and increase our vulnerability to adverse changes in economic and industry conditions, (iv) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (v) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (vi) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vii) we operate in highly competitive industries, (viii) our business is sensitive to changes in industry demands, (ix) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (x) changes in U.S. trade policies could impact the cost of imported goods into the U.S., which may materially impact our revenues or increase our operating costs, (xi) the results of the United Kingdom’s referendum on withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business, (xii) geopolitical conditions, including direct or indirect acts of war or terrorism, could have a material adverse effect on our operations and financial results, (xiii) we may encounter difficulties arising from acquisitions, (xiv) in connection with acquisitions or divestitures, we may become subject to liabilities, (xv) the acquisition of Caraustar Industries, Inc. and its subsidiaries subjects us to various risks and uncertainties, (xvi) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xvii) we could be subject to changes to our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xviii) full realization of our deferred tax assets may be affected by a number of factors, (xix) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xx) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xxi) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xxii) our business may be adversely impacted by work stoppages and other labor relations matters, (xxiii) we may not successfully identify illegal immigrants in our workforce, (xxiv) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xxvi) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xxvii) a security breach of customer, employee, supplier or Company information may have a material adverse effect on our business, financial condition and results of operations, (xxviii) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxix) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxx) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxxi) our global operations subject us to the public health epidemics affecting countries or regions in which we have operations or do business, such as the coronavirus first identified in China, which, if sustained, could impact our employees, customers, supply chain and production in affected regions, (xxxii) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxxiii) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxxiv) changes in U.S. generally accepted accounting principles (GAAP) and SEC rules and regulations could materially impact our reported results, (xxxv) if we fail to maintain an effective system of internal control, we may not be able to accurately report financial results or prevent fraud, and (xxxvi) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended January 31,
(in millions, except per share amounts)	2020	2019
Net sales	$1,112.4	$897.0
Cost of products sold	889.8	724.2
Gross profit	222.6	172.8
Selling, general and administrative expenses	135.4	98.1
Restructuring charges	3.3	3.7
Acquisition and integration related costs	5.1	2.6
Non-cash asset impairment charges	0.1	2.1
Gain on disposal of properties, plants and equipment, net	(0.5)	(0.9)
Operating profit	79.2	67.2
Interest expense, net	30.7	11.7
Non-cash pension settlement income	(0.1)	—
Other (income) expense, net	1.3	(0.2)
Income before income tax expense and equity earnings of unconsolidated affiliates, net	47.3	55.7
Income tax expense	11.4	20.0
Equity earnings of unconsolidated affiliates, net of tax	(0.2)	(0.1)
Net income	36.1	35.8
Net income attributable to noncontrolling interests	(3.8)	(6.1)
Net income attributable to Greif, Inc.	$32.3	$29.7
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$0.55	$0.51
Class B common stock	$0.81	$0.75
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$0.55	$0.51
Class B common stock	$0.81	$0.75
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.3	26.0
Class B common stock	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.4	26.0
Class B common stock	22.0	22.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	January 31, 2020	October 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$90.8	$77.3
Trade accounts receivable	641.7	664.2
Inventories	370.9	358.2
Assets held by special purpose entities	50.9	—
Other current assets	153.3	149.3
	1,307.6	1,249.0
LONG-TERM ASSETS
Goodwill	1,522.1	1,517.8
Intangible assets	758.9	776.5
Assets held by special purpose entities	—	50.9
Operating lease assets	327.2	—
Other long-term assets	140.9	142.2
	2,749.1	2,487.4
PROPERTIES, PLANTS AND EQUIPMENT	1,664.8	1,690.3
	$5,721.5	$5,426.7
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$389.8	$435.2
Short-term borrowings	5.3	9.2
Current portion of long-term debt	83.8	83.7
Current portion of operating lease liabilities	60.3	—
Current portion of liabilities held by special purpose entities	43.3	—
Other current liabilities	241.7	297.3
	824.2	825.4
LONG-TERM LIABILITIES
Long-term debt	2,719.0	2,659.0
Liabilities held by special purpose entities	—	43.3
Operating lease liabilities	271.4	—
Other long-term liabilities	666.4	686.6
	3,656.8	3,388.9
REDEEMABLE NONCONTROLLING INTERESTS	17.8	21.3
EQUITY
Total Greif, Inc. equity	1,163.8	1,133.1
Noncontrolling interests	58.9	58.0
	1,222.7	1,191.1
	$5,721.5	$5,426.7

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended January 31,
(in millions)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$36.1	$35.8
Depreciation, depletion and amortization	61.3	31.3
Asset impairments	0.1	2.1
Pension settlement income	(0.1)	—
Other non-cash adjustments to net income	7.6	(2.4)
Operating working capital changes	(27.7)	(45.5)
Deferred purchase price on sold receivables	—	(6.9)
Increase (decrease) in cash from changes in other assets and liabilities	(57.8)	(24.0)
Net cash provided by (used in) operating activities	19.5	(9.6)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants and equipment	(37.5)	(26.0)
Purchases of and investments in timber properties	(1.6)	(0.9)
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	1.5	2.3
Proceeds on insurance recoveries	—	0.2
Net cash used in investing activities	(37.6)	(24.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	58.5	61.0
Dividends paid to Greif, Inc. shareholders	(25.9)	(25.7)
Other	(0.8)	(12.3)
Net cash provided by (used in) financing activities	31.8	23.0
Reclassification of cash to assets held for sale	—	(0.4)
Effects of exchange rates on cash	(0.2)	1.7
Net increase (decrease) in cash and cash equivalents	13.5	(9.7)
Cash and cash equivalents, beginning of period	77.3	94.2
Cash and cash equivalents, end of period	$90.8	$84.5

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended January 31,
(in millions)	2020	2019
Net sales:
Rigid Industrial Packaging & Services	$568.7	$597.9
Paper Packaging & Services	473.7	217.3
Flexible Products & Services	63.0	75.1
Land Management	7.0	6.7
Total net sales	$1,112.4	$897.0
Gross profit:
Rigid Industrial Packaging & Services	$107.8	$98.6
Paper Packaging & Services	100.1	53.9
Flexible Products & Services	12.3	17.4
Land Management	2.4	2.9
Total gross profit	$222.6	$172.8
Operating profit:
Rigid Industrial Packaging & Services	$42.8	$23.3
Paper Packaging & Services	32.5	35.3
Flexible Products & Services	2.0	6.0
Land Management	1.9	2.6
Total operating profit	$79.2	$67.2
EBITDA(6):
Rigid Industrial Packaging & Services	$60.0	$43.2
Paper Packaging & Services	73.0	44.0
Flexible Products & Services	3.6	7.9
Land Management	2.9	3.7
Total EBITDA	$139.5	$98.8
Adjusted EBITDA(7):
Rigid Industrial Packaging & Services	$62.5	$48.7
Paper Packaging & Services	77.9	46.5
Flexible Products & Services	4.1	7.9
Land Management	2.9	3.2
Total Adjusted EBITDA	$147.4	$106.3

(6)EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(7)Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash impairment charges, plus non-cash pension settlement (income) charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA(8)
UNAUDITED

	Three months ended January 31,
(in millions)	2020	2019
Net income	$36.1	$35.8
Plus: Interest expense, net	30.7	11.7
Plus: Income tax expense	11.4	20.0
Plus: Depreciation, depletion and amortization expense	61.3	31.3
EBITDA	$139.5	$98.8
Net income	$36.1	$35.8
Plus: Interest expense, net	30.7	11.7
Plus: Income tax expense	11.4	20.0
Plus: Non-cash pension settlement income	(0.1)	—
Plus: Other expense, net	1.3	(0.2)
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.2)	(0.1)
Operating profit	$79.2	$67.2
Less: Other expense, net	1.3	(0.2)
Less: Non-cash pension settlement income	(0.1)	—
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.2)	(0.1)
Plus: Depreciation, depletion and amortization expense	61.3	31.3
EBITDA	$139.5	$98.8
Plus: Restructuring charges	3.3	3.7
Plus: Acquisition and integration related costs	5.1	2.6
Plus: Non-cash asset impairment charges	0.1	2.1
Plus: Non-cash pension settlement income	(0.1)	—
Less: Gain on disposal of properties, plants, equipment, and businesses, net	(0.5)	(0.9)
Adjusted EBITDA	$147.4	$106.3

(8) Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash impairment charges, plus non-cash pension settlement (income) charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(9)
UNAUDITED

	Three months ended January 31,
(in millions)	2020	2019
Rigid Industrial Packaging & Services
Operating profit	42.8	23.3
Less: Other (income) expense, net	2.6	(0.1)
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.2)	(0.1)
Plus: Depreciation and amortization expense	19.6	19.7
EBITDA	$60.0	$43.2
Plus: Restructuring charges	1.8	3.6
Plus: Acquisition and integration related costs	—	0.1
Plus: Non-cash asset impairment charges	0.1	2.1
Less: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	0.6	(0.3)
Adjusted EBITDA	$62.5	$48.7
Paper Packaging & Services
Operating profit	32.5	35.3
Less: Other (income) expense, net	(1.2)	0.1
Less: Non-cash pension settlement income	(0.1)	—
Plus: Depreciation and amortization expense	39.2	8.8
EBITDA	$73.0	$44.0
Plus: Restructuring charges	1.0	0.1
Plus: Acquisition and integration related costs	5.1	2.5
Plus: Non-cash pension settlement income	(0.1)	—
Less: Gain on disposal of properties, plants, equipment, net	(1.1)	(0.1)
Adjusted EBITDA	$77.9	$46.5
Flexible Products & Services
Operating profit	2.0	6.0
Less: Other income, net	(0.1)	(0.2)
Plus: Depreciation and amortization expense	1.5	1.7
EBITDA	$3.6	$7.9
Plus: Restructuring charges	0.5	—
Adjusted EBITDA	$4.1	$7.9
Land Management
Operating profit	1.9	2.6
Plus: Depreciation, depletion and amortization expense	1.0	1.1
EBITDA	$2.9	$3.7
Less: Gain on disposal of properties, plants, equipment, net	—	(0.5)
Adjusted EBITDA	$2.9	$3.2
Consolidated EBITDA	$139.5	$98.8
Consolidated Adjusted EBITDA	$147.4	$106.3

(9) Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash impairment charges, plus non-cash pension settlement (income) charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(10)
UNAUDITED

	Three months ended January 31,
(in millions)	2020	2019
Net cash provided by (used in) operating activities	$19.5	$(9.6)
Cash paid for purchases of properties, plants and equipment	(37.5)	(26.0)
Free cash flow	$(18.0)	$(35.6)
Cash paid for acquisition and integration related costs	4.1	—
Cash paid for acquisition and integration related ERP systems	$0.6	$—
Adjusted free cash flow	$(13.3)	$(35.6)
(10)Adjusted free cash flow is defined as net cash provided by (used in) operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for acquisition and integration related ERP systems.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended January 31, 2020	$47.3	$11.4	$(0.2)	$3.8	$32.3	$0.55	24.1%
Gain on disposal of properties, plants, equipment and businesses, net	(0.5)	(0.1)	—	—	(0.4)	(0.01)
Restructuring charges	3.3	0.9	—	0.3	2.1	0.04
Acquisition and integration related costs	5.1	1.2	—	—	3.9	0.06
Non-cash asset impairment charges	0.1	—	—	—	0.1	—
Non-cash pension settlement income	(0.1)	—	—	—	(0.1)	—
Excluding Adjustments	$55.2	$13.4	$(0.2)	$4.1	$37.9	$0.64	24.3%

Three months ended January 31, 2019	$55.7	$20.0	$(0.1)	$6.1	$29.7	$0.51	35.9%
Gain on disposal of properties, plants, equipment and businesses, net	(0.9)	(0.2)	—	(0.1)	(0.6)	(0.01)
Restructuring charges	3.7	0.9	—	—	2.8	0.04
Acquisition and integration related costs	2.6	0.1	—	—	2.5	0.04
Non-cash asset impairment charges	2.1	—	—	—	2.1	0.04
Tax net benefit resulting from the Tax Reform Act	—	(1.8)	—	—	1.8	0.03
Excluding Adjustments	$63.2	$19.0	$(0.1)	$6.0	$38.3	$0.65	30.1%

The impact of income tax expense and non-controlling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
CURRENCY TRANSLATION
UNAUDITED

	Three months ended January 31,
(in millions)	2020	2019	Increase in Net Sales ($)	Increase in Net Sales (%)
Consolidated
Net Sales	$1,112.4	$897.0	$215.4	24.0%
Currency Translation	5.5	N/A
Net Sales Excluding the Impact of Currency Translation	$1,117.9	$897.0	$220.9	24.6%
Rigid Industrial Packaging & Services
Net Sales	$568.7	$597.9	$(29.2)	(4.9)%
Currency Translation	4.5	N/A
Net Sales Excluding the Impact of Currency Translation	$573.2	$597.9	$(24.7)	(4.1)%
Flexible Products & Services
Net Sales	$63.0	$75.1	$(12.1)	(16.1)%
Currency Translation	1.1	N/A
Net Sales Excluding the Impact of Currency Translation	$64.1	$75.1	$(11.0)	(14.6)%

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2020 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

	Fiscal 2020 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$415.0	$470.0
Cash paid for purchases of properties, plants and equipment	(181.0)	(201.0)
Free cash flow	$234.0	$269.0
Cash paid for acquisition and integration related costs	10.0	15.0
Cash paid for acquisition and integration related ERP systems	21.0	21.0
Adjusted free cash flow	$265.0	$305.0

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2020 MODELING ASSUMPTIONS
UNAUDITED

(in millions)	Fiscal 2020 Modeling Assumptions Reported at Q1
Depreciation & amortization expense	$247 - $257
Interest expense, net	$119 - $124
Other expense, net	$2.5 - $7.5
Net income attributable to noncontrolling interest	$17 - $22
Tax rate excluding the impact of adjustments	27% - 31%
Capital expenditures excluding cash paid for acquisition and integration related ERP systems	$160 - $180